Exhibit 10.2
CUSTODIAN AGREEMENT
By and between
GSC INVESTMENT LLC,
and
U.S. BANK NATIONAL ASSOCIATION
Dated as of March 21, 2007

     THIS CUSTODIAN AGREEMENT (this “Agreement”) is dated as of March 20, 2007 and is entered into by and among GSC INVESTMENT LLC, a Maryland limited liability company (the “Company”), having a business address at 12 East 49th Street, Suite 3200, New York, NY 10017, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”), having a place of business at 214 N. Tryon Street, 12th Floor, Charlotte, NC 28202.
     WHEREAS, the Company is a newly organized limited liability company that expects to merge (the “Merger Transaction”) with and into GSC Investment Corp., a Maryland corporation (the “Corporation”) that in turn expects to file an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and to elect to be taxable as a regulated investment company commencing with its taxable year ending December 31, 2007. Unless the context otherwise requires, references to the “Company” included herein shall mean both GSC Investment LLC prior to the closing of the Merger Transaction and GSC Investment Corp. on or after such closing.
     WHEREAS, the Company desires to engage the Custodian to act as custodian for the Company with respect to the Company’s acquisition of certain investments to be made by the Company, subject to the terms of this Agreement; and
     WHEREAS, the Custodian is willing to act in such capacity as custodian under and subject to the terms of this Agreement;
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1. DEFINITIONS
     1.1 The following words have these meanings as used in this Agreement:
“Account” or “Accounts” shall mean, collectively the Cash Account and the Securities Account.
“Authorized Person” shall have the meaning assigned in Section 3.10(a).
“Business Day” means a day on which the Custodian or the relevant sub-custodian, including a Foreign Sub-custodian, is open for business in the market or country in which a transaction is to take place.
“Cash Account” shall have the meaning set forth in Section 2.2(b).
“Company” shall mean both GSC Investment LLC, prior to the closing of the merger transaction with and into GSC Investment Corp., and GSC Investment Corp., on and after such closing.

“Delivery Date” means such date or dates on which Securities may be delivered to the Custodian (including the relevant sub-custodian) from time to time pursuant to the terms of this Agreement (it being hereby expressly acknowledged that there will be more than one Delivery Date).
“Eligible Investments” means any investment that at the time of its acquisition is one or more of the following:
(a)	United States government and agency obligations;

(b)	commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “AAAm” and “Aam” and such ratings by Moody’s Investor Service, Inc. are “Aaa” and “Aa”;

(c)	interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

(d)	money market funds (including funds of the Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.
“Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7 under the Investment Company Act.
“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.
“Foreign Intermediary” means a Foreign Sub-custodian and Eligible Securities Depository.
“Foreign Sub-custodian” means and includes (i) any branch of a “U.S. Bank,” as that term is defined in Rule 17f-5 under the Investment Company Act, (ii) any “Eligible Foreign Custodian,” as that term is defined in Rule 17f-5 under the Investment Company Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 8.7 below.
“Foreign Securities” means Securities for which the primary market is outside the United States.

“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.
“Proceeds” means, collectively, (i) all distributions, earnings, dividends and other payments paid on the Securities by or on behalf of the issuer or obligor thereof, or applicable paying agent, and received by the Custodian during the term hereof, and (ii) the net proceeds of the sale or other disposition of the Securities pursuant to the terms of this Agreement and received by the Custodian during the term hereof (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.4(b) hereof).
“Proper Instructions” means instructions received by the Custodian from an Authorized Person acting on behalf of the Company, including, but not limited to, the Company’s investment adviser, GSCP (NJ), L.P. (the “Manager”), in any of the following forms acceptable to the Custodian:
(a)	in writing signed by the Authorized Person; or

(b)	in a communication utilizing access codes effected between electro-mechanical or electronic devices; or

(c)	such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.
“Securities” means, collectively, the (i) investments acquired by the Company and delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement, and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i).
“Securities Account” shall have the meaning set forth in Section 2.2(a).
“Securities System” means the Federal Reserve Book Entry System, a clearing agency which acts as a securities depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository).
“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.
“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be reregistered by a buyer in the ordinary course.
1.2	In this Agreement unless the contrary intention appears:
(a)	a reference to this Agreement or another instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	the singular includes the plural and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, administrators, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company or the Manager; and

(h)	the term “include” or “including” shall mean without limitation by reason of enumeration.
1.3	Headings are inserted for convenience and do not affect the interpretation of this Agreement.
2. APPOINTMENT OF CUSTODIAN AND DESIGNATION OF ACCOUNTS
2.1	Appointment of Custodian
(a)	The Company hereby appoints the Custodian as the custodian of the Securities and Proceeds received by it pursuant to this Agreement, and in such capacity appoints the Custodian to act as custodial agent on behalf of the Company with respect thereto. All Securities and Proceeds delivered to the Custodian, its agents or its sub-custodians shall be held and dealt with in accordance with this Agreement. The Custodian shall not be responsible for any property held or received by the Company, the Manager or any other Person and not delivered to the Custodian (its agents or its sub-custodians) pursuant to the terms of this Agreement. At the time of each delivery of Securities to the Custodian (or any sub-custodian) by or on behalf of the Company, the Company agrees that it shall, or it shall direct the Manager to, expressly identify the same to the Custodian as Securities being delivered under this Agreement.

(b)	The Custodian accepts its appointment as custodian hereunder, and agrees to receive and hold, as custodian for the Company pursuant to the terms of this Agreement, the Securities delivered and identified to it by the Company on each Delivery Date and any Proceeds received from time to time therefrom.
2.2	Establishment of Accounts
(a)	There shall be established at the Custodian a securities account to which the Custodian shall deposit and hold the Securities received by it (and any Proceeds received by it from time to time in the form of dividends in kind) pursuant to this Agreement, which account shall be designated the “GSC Investment Securities Custody Account” (the “Securities Account”).

(b)	There shall be established at the Custodian a deposit account to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to the Securities, which deposit account shall be designated the “GSC Investment Cash Proceeds Account” (the “Cash Account”).

(c)	Securities held in the Securities Account may be withdrawn by the Company from time to time pursuant to Section 3.2 below. Amounts held in the Cash Account from time to time may be withdrawn by the Company or the Manager on the Company’s behalf, upon receipt of Proper Instructions therefor, and may be invested upon and pursuant to specific direction of the Company, acting through the Manager, in the form of Proper Instruction, pursuant to Section 3.5 below.
3. DUTIES OF THE CUSTODIAN
3.1	Holding Securities
     The Custodian shall hold and segregate, or direct its agents or its sub-custodians to hold and segregate, for the account of the Company all Securities received by it pursuant to this Agreement other than Securities which are held in a Securities System, or which are maintained in one or more omnibus accounts at the Custodian, its agents or sub-custodians, and shall properly account for all Securities held in a Securities System or maintained through one or more omnibus accounts and identify the same on its books and records as held for the account of the Company.

3.2	Delivery of Securities
(a)	Delivery of Securities to the Custodian shall be in Street Name or other good delivery form.

(b)	The Custodian shall release and deliver, or direct its agents or sub-custodians to release and deliver, as the case may be, Securities of the Company held by the Custodian, its agents or its sub-custodians from time to time upon receipt of Proper Instructions (which shall, among other things specify the Securities to be released, with such delivery and other information as may be necessary to enable the Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:
(i)	upon sale of such Securities by or on behalf of the Company and, unless otherwise directed by Proper Instructions:
(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)	in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the securities System;
(ii)	upon the receipt of payment in connection with any repurchase agreement related to such securities;

(iii)	to the depositary agent in connection with tender or other similar offers for securities;

(iv)	to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodians);

(v)	to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodians or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodians);

(viii)	in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodians); and/or

(ix)	for any other purpose, but only upon receipt of Proper Instructions specifying the Securities to be delivered and naming the Person or Persons to whom delivery of such Securities shall be made.
3.3	Registration of Securities
     Securities held by the Custodian, its agents or its sub-custodians (other than bearer securities or securities held in a Securities System) shall be registered in the name of the Company or its nominee; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodians or their nominees; or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodians shall not be obliged to accept securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form.
3.4	Bank Accounts, and Management of Cash
(a)	Cash Proceeds from the Securities received by the Custodian from time to time shall be credited to the Cash Account. All amounts credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian.

(b)	Amounts held in the Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company or the Manager).

(c)	In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such account as needed to provide necessary liquidity. Investment instructions may be in the form of standing instructions (in form Proper Instructions in form acceptable to Custodian).

(d)	The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may generate a margin or banking income for which such bank shall not be required to account to the Company.
3.5	Foreign Exchange
(a)	Upon the receipt of Proper Instructions, the Custodian, its agents or its sub-custodians may (but shall not be obligated to) enter into all types of contracts for foreign exchange on behalf of the Company, upon terms acceptable to the Custodian and the Company (in each case at the Company’s expense), including transactions entered into with the Custodian, its sub-custodians or any affiliates of the Custodian or the sub-custodian. The Custodian shall have no liability for any losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific and acceptable Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

(b)	The Company acknowledges that the Custodian, any sub-custodian or any affiliates of the Custodian or any sub-custodian, involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Company.
3.6	Collection of Income
     The Custodian, its agents or its sub-custodians shall use reasonable efforts to collect on a timely basis all income and other payments with respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if on the record date with respect to the date of payment by the issuer the Security is registered in the name of the

Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominee); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer such securities are held by the Custodian or its sub-custodian or agent; provided, however, that in the case of Securities held in Street Name, the Custodian shall use commercially reasonable efforts only to timely collect income. In no event shall the Custodian’s agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.
3.7	Payment of Moneys
(a)	Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account (or remit to its agents or its sub- custodians, and direct them to pay out) moneys of the Company on deposit therein in the following cases:
(i)	upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian;
(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)	in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;
(ii)	for the purchase or sale of foreign exchange or foreign exchange agreements for the accounts of the Company, including transactions executed with or through the Custodian, its agents or its sub-custodians, as contemplated by Section 3.6 above; and

(iii)	for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.
(b)	At any time or times, the Custodian shall be entitled to pay (i) itself from the Cash Account, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 5 hereof, and (ii) as otherwise permitted by Section 3.11, 9.4 or Section 9.7 below, provided, however, that in each case all such payments shall be accounted for to the Company.

3.8	Proxies
     The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodians or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver such proxies, proxy soliciting materials and notices relating to such Securities. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.
3.9	Communications Relating to Securities
     The Custodian shall transmit promptly to the Manager all written information (including pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodians or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities unless and except to the extent it has received timely Proper Instruction from the Manager in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodians unless
(i)	the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(ii)	the Custodian, or its agents or sub-custodians are in actual possession of such Securities, in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Manager to notify the Custodian of the Person to whom such communications must be forwarded under this Section.
3.10	Proper Instructions
(a)	The Company will give a notice to the Custodian, in the form acceptable to it, specifying the names and specimen signatures of Persons authorized to give Proper Instructions (collectively, “Authorized Persons”) which notice shall be initially signed by Richard T. Allorto, Jr. and subsequently signed by any Authorized Person previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Company to the contrary.

(b)	The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.
3.11	Actions Permitted without Express Authority
     The Custodian may, at its discretion, without express authority from the Company:
(a)	make payments to itself as described in or pursuant to Section 3.7(b), or to make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this agreement, provided that all such payments shall be accounted for to the Company;

(b)	surrender Securities in temporary form for Securities in definitive form;

(c)	endorse for collection cheques, drafts and other negotiable instruments; and

(d)	in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company.
3.12	Evidence of Authority
     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:
(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or of any action by the Company as described in such certificate, and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company.
3.13	Receipt of Communications
     Any communication received by the Custodian on a day which is not a Business Day or after 2:00 p.m. (or such other time as is agreed by the Company and the Custodian from time to time) on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 2:00 p.m. on a Business Day, the Custodian will use commercially reasonable efforts to process such communications as soon as possible after receipt).
3.14	Records
     The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Company, with particular attention to Section 31 of the Investment Company Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s Sarbanes-Oxley Act of 2002 certification requirements. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice. The Custodian shall, at the Company’s request, supply the Company with a listing of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include the certificate numbers in such listings, to the extent such information is available to the Custodian.
4. REPORTING
(a)	If requested by the Company or the Manager, the Custodian shall render to the Manager a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month) and (ii) an itemized statement of the Securities held in the Securities Account as of the end of each month, as well as a list of all Securities transactions that remain unsettled at that time, and (iii) such other matters as the parties may agree from time to time.

(b)	For each Business Day, the Custodian shall make available to the Manager a daily report of (i) all deposits to and withdrawals from the Cash Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day.

(c)	The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance.

(d)	The Custodian shall provide the Company with such reports as are reasonably available to it and as the Company may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding securities, which are employed by the Custodian or Foreign Sub-custodian appointed pursuant to Section 8.1.

5. COMPENSATION OF CUSTODIAN
(a)	The Custodian shall be entitled to compensation for its services in accordance with the terms set forth in the separate fee letter between the Custodian and the Company.

(b)	The Company agrees to pay or reimburse to the Custodian upon its request from time to time for all costs, disbursements, advances and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).
6. APPOINTMENT OF AGENTS
     The Custodian may, at any time or times in its discretion, appoint (and may at any time remove) any other bank, trust company or other Person to act as an agent or sub-custodian, including a Foreign Sub-custodian in accordance with the provisions of Section 8, to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent or sub-custodian shall not relieve the Custodian of its responsibilities or liabilities hereunder (except to the extent otherwise provided in Sections 7, 8 or 9 below).
7. DEPOSIT IN U.S. SECURITIES SYSTEMS
     The Custodian may deposit and/or maintain Securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the Investment Company Act, and subject to the following provisions:
(a)	The Custodian may keep domestic Securities in a U.S. Securities System provided that such Securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;

(b)	The records of the Custodian with respect to Securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Company;

(c)	If requested by the Company or Manager, the Custodian shall provide to the Company or Manager, as the case may be, copies of all notices received from the U.S. Securities System of transfers of Securities for the account of the Company; and

(d)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company or Manager for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any Securities System (other than to the extent resulting from the negligence, misfeasance or misconduct of the Custodian itself, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System).
8. SECURITIES HELD OUTSIDE OF THE UNITED STATES
8.1	Appointment of Foreign Sub-custodians
     The Company hereby authorizes and instructs the Custodian to employ one or more Foreign Sub-custodians to act as Eligible Securities Depositories or as sub-custodians to hold the Securities and other assets of the Company maintained outside the United States. If, after the initial approval of Foreign Sub-custodians by the board of directors of the Company in connection with this Agreement, the Custodian wishes to appoint other Foreign Sub-custodians to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f-5 under the Investment Company Act, including a copy of the proposed agreement with such Foreign Sub-custodian. The Company shall at the meeting of its board of directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.
8.2	Assets to be Held
     The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodians to: (a) Foreign Securities and (b) cash and cash equivalents in such amounts as the Custodian (or the Company, through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments.
8.3	Omnibus Accounts
     The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Custodian or Depository that is identified as belonging to the Custodian for the benefit of its customers, provided however, that the records of the Custodian with respect to Securities and related Proceeds which are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company.

8.4	Reports Concerning Foreign Sub-Custodians
     The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Depositories having physical possession of the Foreign Securities.
8.5	Transactions in Foreign Custody Account
     Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Intermediary for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.
8.6	Foreign Sub-custodians
     Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including, but not limited to, notification of any transfer to or from a Company’s account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety.
8.7	Custodian’s Responsibility for Foreign Sub-custodians
(a)	With respect to its responsibilities under this Section 8, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Foreign Sub-custodian’s practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub-custodian, such as by virtue of the existence of any offices of the Foreign Sub-custodian in the United States or the Sub-custodian’s consent to service of process in the United States.

(b)	At the end of each calendar quarter, the Custodian shall provide written reports notifying the board of directors of the Company as to of the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub-custodian and of any material changes in the Company’s arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub-custodian that has ceased to meet the requirements of Rule 17f-5 under the Investment Company Act.

(c)	The Custodian shall establish a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the contract governing the Company’s arrangements with such Foreign Sub-custodian.

(d)	The Custodian’s responsibility with respect to the selection or appointment of Foreign Sub-custodians shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediaries in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodians, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodians, provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediaries (exclusive of related costs and expenses incurred by the Custodian). The Custodian shall have no responsibility for any act or omission in respect of (or the insolvency of) any Securities System (including an Eligible Securities Depository). In the event the Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities System (including an Eligible Securities Depository), the Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Eligible Securities Depository.

9. RESPONSIBILITY OF CUSTODIAN
9.1	General Duties
     The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Securities or the Proceeds except for such duties as are expressly and specifically set forth in this Agreement as duties on its part to be performed or observed, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.
9.2	Instructions
(a)	The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as the Custodian deems necessary, and shall be entitled to require that instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the instruction of the Company.

(b)	Whenever the Custodian is entitled or required to receive or obtain any report, opinion, notice of other information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it; and whenever any report or other information is required to be produced or distributed by the Custodian shall be in form, content and medium reasonably acceptable to it.
9.3	General Standards of Care
     Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):
(a)	The Custodian shall not be responsible for the title, validity or genuineness, including good deliverable form of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

(b)	The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person; and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, statement, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(c)	Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the Investment Company Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(d)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(e)	The Custodian may consult with, and obtain advice from, legal counsel with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the cost of such services shall be reimbursed pursuant to paragraph 6 hereinabove.

(f)	The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Division and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at its Corporate Trust Division and specifically referencing this Agreement.

(g)	No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall be construed to obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company on its own behalf or otherwise, with respect to any matter arising hereunder or relating to this Agreement or the services contemplated hereby.

(h)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(i)	Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care.

(j)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

(k)	All costs and risks of shipment shall be borne exclusively by the Company.
9.4	Indemnification; Custodian’s Lien
(a)	The Company shall and does hereby indemnify and hold harmless the Custodian, and any Foreign Sub-custodian appointed pursuant to Section 8.1 above, for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s own actions taken in bad faith or constituting negligence or willful misconduct.

(b)	The Custodian shall have and is hereby granted a continuing lien upon and security interest in, and right of set-off against, any property and assets it may hold from time to time under this Agreement to secure the payment when due of all amounts owing to it from time to time hereunder.
9.5	Force Majeure
     Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused, directly or indirectly, by:
(a)	events or circumstances beyond the Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil or military disturbances, acts of war or terrorism, riots, revolution, acts of

God, work stoppages, strikes, national disasters of any kind, or other similar events or acts;

(b)	errors by the Company (including any Authorized Person) in its instructions to the Custodian;

(c)	failure by the Company to adhere to the Custodian’s operational policies and procedures;

(d)	acts, omissions or insolvency of any Securities System;

(e)	any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance of payment made in connection with Securities sold;

(f)	any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Company, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; or

(g)	changes in applicable law, regulation or orders.
9.6	Disputes
     If any dispute or conflicting claim is made by any person with respect to securities or other property held for the Company, the Custodian shall be entitled to refuse to act until either:
(a)	such dispute or conflicting claim has been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Custodian has received written evidence satisfactory to it of such determination or agreement; or

(b)	the Custodian has received an indemnity, security or both satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodian may incur as a result of its actions.
9.7	Advances
     Under no circumstances shall the Custodian have any responsibility, duty or obligation to advance its own funds to or for the benefit of the Company. Notwithstanding the foregoing, if the Custodian (or its affiliates, subsidiaries or agents) at any time or times, pursuant to this Agreement: (i) advances cash or securities for any purpose, including advances or overdrafts relating to or resulting from securities settlements, foreign exchange contracts, assumed settlements, provisional credit or payment items, or reclaimed payments or adjustments or claw-backs, or (ii) incurs any liability to pay taxes, interest, charges, expenses, assessments, or other moneys in connection with the performance of this Agreement, except such as may arise from its own negligent acts or negligent omissions, then, any property or assets at any time held for the account of the Company shall be security therefor and shall be subject to a right of set-off thereon in favor of the Custodian for the repayment of such advances and liabilities. If the Company shall fail to promptly reimburse the Custodian in respect of the advances or liabilities described above, the Custodian may utilize available cash and dispose of Securities of the Company, in a manner, at a time and at a price which the Custodian deems proper, to the extent necessary to obtain reimbursement and make itself whole.
10. SECURITY CODES
     If the Custodian issues to the Company security codes, passwords or test keys in order that the Custodian may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.
11. TAX LAW
11.1	Domestic Tax Law
     The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds.
11.2	Foreign Tax Law
     It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company, or the Custodian as custodian of any foreign Securities or related Proceeds, by the tax law of foreign (e.g., non-U. S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information.

12. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT
(a)	This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Custodian or the Company pursuant to Section 12(b).

(b)	This Agreement shall terminate upon the earliest of (a) the occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than 45 days prior to the effective date of termination specified therein, provided that all Securities and Proceeds shall have been delivered to the Company or as it otherwise instructs (subject to Section 12(d) below), or (b) such other date of termination as may be mutually agreed upon by the parties in writing.

(c)	The Custodian may at any time resign under this Agreement by giving not less than 45 days advance written notice thereof to the Company.

(d)	Prior to the effective date of termination of this Agreement, or the effective date of the resignation (or removal of the Custodian), as the case may be, the Company shall give Proper Instruction to the Custodian to cause the Securities and Proceeds then held by the Custodian hereunder to be delivered to the Company, or its designee, or a successor custodian hereunder; and if the Company shall fail or be unable to do so on a timely basis, the Custodian shall be entitled (but not obligated) to petition a court of competent jurisdiction (at the Company’s expense) for such instruction.

(e)	Upon termination of this Agreement or resignation (or removal) of the Custodian,
(i)	the company shall pay to the Custodian prior to the delivery by the Custodian to the Company (or as it may otherwise direct) the Securities and Proceeds held hereunder, such compensation as may be due as of the date of such termination or resignation (or removal) and shall likewise reimburse the Custodian for its costs, expenses and disbursements. All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

(ii)	if Securities, Proceeds or any other property remain in the possession of the Custodian, its agents or its sub-custodians after the date of termination hereof or the date of resignation (or removal) of the Custodian, as the case may be, owing to failure of the Company to give Proper Instructions to the Custodian for delivery thereof, as referred to in Section 12(d), the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such Securities, funds and other property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect during such period.
13. REPRESENTATIONS AND WARRANTIES
(a)	The Company represents and warrants to the Custodian that:
(i)	it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(ii)	in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its bylaws and articles of amendment and restatement and any applicable laws and regulations.
(b)	The Custodian hereby represents and warrants to the Company that it has the qualification to act as custodian prescribed in Section 26(a)(1) of the Investment Company Act and the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

(c)	The Company hereby represents and warrants to the Custodian that the Company shall not, without the prior written consent of the Custodian, permit the assets of the Account to be deemed assets of an employee benefit plan which is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”). The Company acknowledges and agrees that the Custodian shall not grant its consent in the foregoing circumstance unless and until the Company has entered into such amendments to this Agreement and has provided such assurances and indemnities to the Custodian, as the Custodian reasonably may require to be assured that it will not be subject to ERISA liability. If for any reason the Company breaches or otherwise fails to comply with the provisions of this Section, this Agreement may be terminated immediately by the Custodian.
14. PARTIES IN INTEREST; NO THIRD PARTY BENEFIT
     This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties.

15. NOTICES
     All notices, approvals and other communications hereunder shall be sufficient if made in writing (unless and except where and to the extent otherwise expressly provided by the terms of this Agreement) and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:
(a)	if to the Company, c/o GSC Group, 300 Campus Drive, Suite 110, Florham Park, NJ 07932 (Fax: 973-593-5454), Attention: Richard T. Allorto, Jr., Chief Financial Officer; or

(b)	if to the Custodian, to U.S. Bank National Association, Corporate Trust Services Structured Finance Services, 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202 (Fax: 704-335-4178), Attention: CDO Trust Services – GSC Investment LLC.
16. CHOICE OF LAW AND JURISDICTION
     This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of New York for all purposes (without regard to its choice of law provisions). The parties to this Agreement hereby submit to the exclusive jurisdiction of the courts of New York, including any appellate courts thereof.
17. ENTIRE AGREEMENT AND COUNTERPARTS
(a)	This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

(b)	This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one instrument.
18. AMENDMENT; WAIVER
(a)	This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

(b)	In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19. SUCCESSOR AND ASSIGNS
(a)	The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party (provided, however, that this shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement).

(b)	Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(c)	Any corporation or association into which the Company may be merged or converted shall be the successor of the Company hereunder and shall succeed to all of the rights, powers and duties of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(d)	In connection with the Merger Transaction, (i) the Company shall cause the Corporation to become a party to this Agreement and (ii) the Custodian acknowledges and agrees that the Corporation shall be the successor of the Company hereunder and shall succeed to all of the rights, powers and duties of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
20. SEVERABILITY
     The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.
21. INSTRUMENT UNDER SEAL; HEADINGS
     This Agreement is intended to take effect as, and shall be deemed to be, an instrument under seal.

22. REQUEST FOR INSTRUCTIONS
     If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.
23. OTHER BUSINESS
     Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.
24. REPRODUCTION OF DOCUMENTS
     This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.
25. SHAREHOLDER COMMUNICATIONS
     Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Company to indicate whether it authorizes the Custodian to provide the Company’s name, address and share position to requesting companies whose securities are held in the Company. If the Company tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Company as consenting to disclosure of this information for all securities owned by the Company or any funds or accounts established by the Company. For the Company’s protection, the Rule prohibits the requesting company from using the Company’s name and address for any purpose other than corporate communications. Please indicate below whether the Company consents or objects by checking one of the alternatives below.
     YES ☐ The Custodian is authorized to release the Company’s name, address, and share positions.
     NO ☑ The Custodian is not authorized to release the Company’s name, address, and share positions.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the day and year first written above.

GSC INVESTMENT LLC
By:	/s/ David L. Goret
	Name:	David L. Goret
	Title:	Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Custodian
By:	/s/ C. Brand Hosford
Name: C. Brand Hosford
Title: Vice President